EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2024 First Quarter Results

First Quarter 2024 Highlights:
•Net income available to common shareholders of $11.7 million, or $0.53 per diluted share
•Pre-tax, pre-provision earnings of $32.2 million
•Tangible book value per share increased 0.4% from prior quarter to $23.44
•Common equity tier 1 capital ratio improved to 8.60% from 8.40%
•Net interest margin of 3.18%, compared to 3.21% in prior quarter
•Efficiency ratio of 58.0%, compared to 55.2% in prior quarter
Effingham, IL, April 25, 2024 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $11.7 million, or $0.53 per diluted share, for the first quarter of 2024, compared to $18.5 million, or $0.84 per diluted share, for the fourth quarter of 2023. This also compares to net income available to common shareholders of $19.5 million, or $0.86 per diluted share, for the first quarter of 2023.
Provision expense was $14.0 million in the first quarter of 2024 compared to $7.0 million and $3.1 million in the fourth and first quarters of 2023, respectively. The increase in provision expense was the result of a specific reserve of $8.0 million on a multi-family construction project.
Financial results for the fourth quarter of 2023 included a $1.1 million gain on the sale of shares of VISA B stock, offset by $2.9 million of losses on the sale of investment securities. Results for the first quarter of 2023 included $0.6 million of losses on the sale of investment securities. There were no adjustments to the financial results for the first quarter of 2024.
Excluding these transactions, adjusted earnings available to common shareholders were $19.8 million and $20.0 million, or $0.89 and $0.88 per diluted share, for the fourth and first quarters of 2023, respectively.
Jeffrey G. Ludwig, President and Chief Executive Officer of the Company, said, “Our first quarter reflects strong pre-tax, pre-provision results and our ongoing ability to deliver increased fee income and strong expense control. While our pre-tax pre-provision results generate solid profitability we did increase our reserves to reflect an increase in nonperforming loans. Our continued success in executing on our balance sheet management strategies resulted in the improvement in our loan-to-deposit ratio, tangible book value per share, and all of our capital ratios improved in the first quarter, even after the additional provision for credit losses.
“We continue to focus on high quality commercial relationships and our conservative approach to new loan production, including through the intentional runoff of equipment finance and consumer loans. We also continue to have success in growing our wealth management business, which contributed to the increase we had in non-interest income in the first quarter.

“As always, we continue to operate with a long-term perspective, and while we will maintain disciplined expense control, we will continue to invest in areas such as banking and wealth talent and technology that we believe will further strengthen our franchise and enhance our ability to continue creating long-term value for our shareholders,” said Mr. Ludwig.
Balance Sheet Highlights
Total assets were $7.83 billion at March 31, 2024, compared to $7.87 billion at December 31, 2023, and $7.93 billion at March 31, 2023. At March 31, 2024, portfolio loans were $5.96 billion, compared to $6.13 billion at December 31, 2023, and $6.35 billion at March 31, 2023.

Loans

During the first quarter of 2024, outstanding loans declined by $172.6 million, or 2.8%, from December 31, 2023, as the Company continued to originate loans in a more selective and deliberate approach to balance liquidity and funding costs. Increases in commercial FHA warehouse lines and construction and land development loans of $8.0 million and $21.5 million, respectively, were offset by decreases in all other loan categories. Equipment finance loan and lease balances decreased $54.5 million during the first quarter of 2024 as the Company continued to reduce its concentration of this product within the overall loan portfolio. Consumer loans decreased $98.1 million due to loan payoffs and a cessation in loans originated through GreenSky. Our Greensky-originated loan balances decreased $77.7 million during the first quarter to $606.0 million at March 31, 2024. In addition, as previously disclosed, during the fourth quarter of 2023, the Company ceased originating loans through LendingPoint. As of March 31, 2024, the Company had $112.7 million in loans that were originated through LendingPoint, which will continue to be serviced by LendingPoint.

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2024	2023	2023	2023	2023
Loan Portfolio
Commercial loans	$913,564	$951,387	$943,761	$962,756	$937,920
Equipment finance loans	494,068	531,143	578,931	614,633	632,205
Equipment finance leases	455,879	473,350	485,460	500,485	510,029
Commercial FHA warehouse lines	8,035	—	48,547	30,522	10,275
Total commercial loans and leases	1,871,546	1,955,880	2,056,699	2,108,396	2,090,429
Commercial real estate	2,397,113	2,406,845	2,412,164	2,443,995	2,448,158
Construction and land development	474,128	452,593	416,801	366,631	326,836
Residential real estate	378,583	380,583	375,211	371,486	369,910
Consumer	837,092	935,178	1,020,008	1,076,836	1,118,938
Total loans	$5,958,462	$6,131,079	$6,280,883	$6,367,344	$6,354,271
Loan Quality
Overall, credit quality metrics declined this quarter compared to the fourth quarter of 2023. Non-performing loans increased $48.6 million to $105.0 million at March 31, 2024, compared to $56.4 million as of December 31, 2023. Four loans totaling $47.4 million account for the increase. Of these, three loans totaling $40.8 million are multi-family construction or multi-family projects. Loans 30-89 days past due decreased $23.9 million to $58.9 million as of March 31, 2024, compared to prior quarter end, as loans totaling $25.1 million were transferred to nonperforming status.

At March 31, 2023, loans 30-89 days past due totaled $30.9 million, non-performing loans were $50.7 million, and non-performing assets as a percentage of total assets were 0.74%.

	As of and for the Three Months Ended
(in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Asset Quality
Loans 30-89 days past due	$58,854	$82,778	$46,608	$44,161	$30,895
Nonperforming loans	104,979	56,351	55,981	54,844	50,713
Nonperforming assets	116,721	67,701	58,677	57,688	58,806
Substandard loans	149,049	184,224	143,793	130,707	99,819
Net charge-offs	4,445	5,117	3,449	2,996	2,119
Loans 30-89 days past due to total loans	0.99%	1.35%	0.74%	0.69%	0.49%
Nonperforming loans to total loans	1.76%	0.92%	0.89%	0.86%	0.80%
Nonperforming assets to total assets	1.49%	0.86%	0.74%	0.72%	0.74%
Allowance for credit losses to total loans	1.31%	1.12%	1.06%	1.02%	0.98%
Allowance for credit losses to nonperforming loans	74.35%	121.56%	119.09%	118.43%	122.39%
Net charge-offs to average loans	0.30%	0.33%	0.22%	0.19%	0.14%
The Company continued to increase its allowance for credit losses on loans during the first quarter of 2024. Notably, the Company recorded a specific reserve of $8.0 million on one large construction and land development loan. The allowance totaled $78.1 million at March 31, 2024, compared to $68.5 million at December 31, 2023, and $62.1 million at March 31, 2023. The allowance as a percentage of portfolio loans was 1.31% at March 31, 2024, compared to 1.12% at December 31, 2023, and 0.98% at March 31, 2023.
Deposits
Total deposits were $6.32 billion at March 31, 2024, compared with $6.31 billion at December 31, 2023, representing an increase of $14.5 million, primarily due to increases in noninterest bearing demand deposits and brokered time deposits, which were partially offset by seasonal outflows of servicing and public fund deposits. Noninterest-bearing deposits increased $67.0 million to $1.21 billion at March 31, 2024, while interest-bearing deposits decreased $52.5 million to $5.11 billion at March 31, 2024. Brokered time deposits increased $93.7 million to offset seasonal outflows of the servicing and public fund deposits.

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2024	2023	2023	2023	2023
Deposit Portfolio
Noninterest-bearing demand	$1,212,382	$1,145,395	$1,154,515	$1,162,909	$1,215,758
Interest-bearing:
Checking	2,394,163	2,511,840	2,572,224	2,499,693	2,502,827
Money market	1,128,463	1,135,629	1,090,962	1,226,470	1,263,813
Savings	555,552	559,267	582,359	624,005	636,832
Time	845,190	862,865	885,858	840,734	766,884
Brokered time	188,234	94,533	119,084	72,737	39,087
Total deposits	$6,323,984	$6,309,529	$6,405,002	$6,426,548	$6,425,201

Results of Operations Highlights
Net Interest Income and Margin
During the first quarter of 2024, net interest income, on a tax-equivalent basis, totaled $56.1 million, a decrease of $2.1 million, or 3.6%, compared to $58.3 million for the fourth quarter of 2023. The tax-equivalent net interest margin for the first quarter of 2024 was 3.18%, compared with 3.21% in the fourth quarter of 2023. Net interest income and net interest margin, on a tax-equivalent basis, were $60.7 million and 3.39%, respectively, in the first quarter of 2023. The declines in the net interest income and margin were largely attributable to increased market interest rates resulting in the cost of funding liabilities increasing at a faster rate than the yield on earning assets, as well as the impact of interest reversals on loans placed on non-accrual.
Average interest-earning assets for the first quarter of 2024 were $7.11 billion, compared to $7.20 billion for the fourth quarter of 2023. The yield decreased 2 basis points to 5.76% compared to the fourth quarter of 2023. Interest-earning assets averaged $7.26 billion for the first quarter of 2023.
Average loans were $6.01 billion for the first quarter of 2024, compared to $6.20 billion for the fourth quarter of 2023 and $6.32 billion for the first quarter of 2023. The yield on loans was 5.99% and 6.00% for the first quarter of 2024 and the fourth quarter of 2023, respectively.
Investment securities averaged $988.7 million for the first quarter of 2024, and yielded 4.36%, compared to an average balance and yield of $883.2 million and 4.16%, respectively, for the fourth quarter of 2023. The Company purchased additional higher-yielding investments resulting in the increased average balance and yield. Investment securities averaged $809.8 million for the first quarter of 2023.
Average interest-bearing deposits were $5.20 billion for the first quarter of 2024, compared to $5.30 billion for the fourth quarter of 2023, and $5.05 billion for the first quarter of 2023. Cost of interest-bearing deposits was 3.04% in the first quarter of 2024, which represented an 11 basis point increase from the fourth quarter of 2023. A competitive market, driven by rising interest rates and increased competition, contributed to the increase in deposit costs.

	For the Three Months Ended
	March 31,			December 31,			March 31,
(dollars in thousands)	2024			2023			2023
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$69,316	$951	5.52%	$77,363	$1,054	5.41%	$85,123	$980	4.67%
Investment securities	988,716	10,708	4.36	883,153	9,257	4.16	809,848	5,995	3.00
Loans	6,012,032	89,489	5.99	6,196,362	93,757	6.00	6,320,402	87,997	5.65
Loans held for sale	3,405	55	6.56	4,429	81	7.26	1,506	16	4.41
Nonmarketable equity securities	35,927	687	7.69	41,192	715	6.89	47,819	795	6.75
Total interest-earning assets	$7,109,396	$101,890	5.76%	$7,202,499	$104,864	5.78%	$7,264,698	$95,783	5.35%
Noninterest-earning assets	671,671			695,293			610,811
Total assets	$7,781,067			$7,897,792			$7,875,509

Interest-Bearing Liabilities
Interest-bearing deposits	$5,195,118	$39,214	3.04%	$5,295,296	$39,156	2.93%	$5,053,941	$26,405	2.12%
Short-term borrowings	65,182	836	5.16	13,139	15	0.47	38,655	25	0.26
FHLB advances & other borrowings	313,121	3,036	3.90	430,207	4,750	4.38	540,278	6,006	4.51
Subordinated debt	93,583	1,280	5.50	93,512	1,281	5.43	99,812	1,370	5.57
Trust preferred debentures	50,707	1,389	11.02	50,541	1,402	11.00	50,047	1,229	9.96
Total interest-bearing liabilities	$5,717,711	$45,755	3.22%	$5,882,695	$46,604	3.14%	$5,782,733	$35,035	2.46%
Noninterest-bearing deposits	1,151,542			1,142,062			1,250,899
Other noninterest-bearing liabilities	121,908			108,245			74,691
Shareholders’ equity	789,906			764,790			767,186
Total liabilities and shareholder’s equity	$7,781,067			$7,897,792			$7,875,509

Net Interest Margin		$56,135	3.18%		$58,260	3.21%		$60,748	3.39%

Cost of Deposits			2.49%			2.41%			1.70%

(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
Noninterest Income
Noninterest income was $21.2 million for the first quarter of 2024, compared to $20.5 million for the fourth quarter of 2023. Noninterest income for the first quarter of 2024 included incremental servicing revenues of $3.7 million related to the Greensky portfolio. Noninterest income for the fourth quarter of 2023 included incremental servicing revenues of $2.2 million and $1.6 million related to our commercial FHA servicing portfolio and the Greensky portfolio, respectively. Also included was a $1.1 million one-time gain from the sale of Visa B stock, offset by $2.9 million of losses on the sale of investment securities. The first quarter of 2023 included $0.6 million of losses on the sale of investment securities.

Excluding these transactions, noninterest income for the first quarter of 2024, the fourth quarter of 2023, and the first quarter of 2023 was $17.5 million, $18.5 million, and $16.4 million, respectively.

	For the Three Months Ended
	March 31,	December 31,	March 31,
(in thousands)	2024	2023	2023
Noninterest income
Wealth management revenue	$7,132	$6,604	$6,411
Service charges on deposit accounts	3,116	3,246	2,745
Interchange revenue	3,358	3,585	3,412
Residential mortgage banking revenue	527	451	405
Income on company-owned life insurance	1,801	1,753	876
Loss on sales of investment securities, net	—	(2,894)	(648)
Other income	5,253	7,768	2,578
Total noninterest income	$21,187	$20,513	$15,779

Wealth management revenue totaled $7.1 million in the first quarter of 2024, an increase of $0.5 million, or 8.0%, as compared to the fourth quarter of 2023. Assets under administration increased to $3.89 billion at March 31, 2024 from $3.73 billion at December 31, 2023, primarily due to improved market performance, resulting in an increase in revenue. In addition, the first quarter fees included seasonal tax preparation fees. Assets under administration totaled $3.50 billion at March 31, 2023.
Noninterest Expense
Noninterest expense was $44.9 million in the first quarter of 2024, compared to $44.5 million in both the fourth quarter of 2023, and the first quarter of 2023. The efficiency ratio increased to 58.03% for the quarter ended March 31, 2024, compared to 55.22% for the quarter ended December 31, 2023, and 57.64% for the quarter ended March 31, 2023.

	For the Three Months Ended
	March 31,	December 31,	March 31,
(in thousands)	2024	2023	2023
Noninterest expense
Salaries and employee benefits	$24,102	$24,031	$24,243
Occupancy and equipment	4,142	3,934	4,443
Data processing	6,722	6,963	6,311
Professional services	2,255	2,072	1,760
Amortization of intangible assets	1,089	1,130	1,291
FDIC insurance	1,274	1,147	1,329
Other expense	5,283	5,211	5,105
Total noninterest expense	$44,867	$44,488	$44,482
Income Tax Expense
Income tax expense was $4.4 million for the first quarter of 2024, as compared to $6.4 million for the fourth quarter of 2023 and $6.9 million for the first quarter of 2023. The resulting effective tax rates were 23.9%, 23.7% and 24.0%, respectively.

Capital
At March 31, 2024, Midland States Bank and the Company exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of March 31, 2024
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	12.77%	13.68%	10.50%
Tier 1 capital to risk-weighted assets	11.62%	11.16%	8.50%
Tier 1 leverage ratio	10.33%	9.92%	4.00%
Common equity Tier 1 capital	11.62%	8.60%	7.00%
Tangible common equity to tangible assets (1)	N/A	6.58%	N/A
(1) A non-GAAP financial measure. Refer to page 15 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%.
The impact of rising interest rates on the Company’s investment portfolio and cash flow hedges resulted in an $81.4 million accumulated other comprehensive loss at March 31, 2024, which reduces tangible book value by $3.79 per share.
Stock Repurchase Program
As previously disclosed, on December 5, 2023, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of common stock through December 31, 2024. During the first quarter of 2024, the Company repurchased 73,781 shares of its common stock at a weighted average price of $26.31 under its stock repurchase program.
About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2024, the Company had total assets of approximately $7.83 billion, and its Wealth Management Group had assets under administration of approximately $3.89 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Earnings Available to Common Shareholders,” “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive

Income,” and “Return on Average Tangible Common Equity.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; risks relating to acquisitions; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321
Douglas J. Tucker, SVP and Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of and for the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023
Earnings Summary
Net interest income	$55,920	$58,077	$60,504
Provision for credit losses	14,000	6,950	3,135
Noninterest income	21,187	20,513	15,779
Noninterest expense	44,867	44,488	44,482
Income before income taxes	18,240	27,152	28,666
Income taxes	4,355	6,441	6,894
Net income	13,885	20,711	21,772
Preferred dividends	2,228	2,228	2,228
Net income available to common shareholders	$11,657	$18,483	$19,544

Diluted earnings per common share	$0.53	$0.84	$0.86
Weighted average common shares outstanding - diluted	21,787,691	21,822,328	22,501,970
Return on average assets	0.72%	1.04%	1.12%
Return on average shareholders' equity	7.07%	10.74%	11.51%
Return on average tangible common equity (1)	9.34%	15.41%	16.70%
Net interest margin	3.18%	3.21%	3.39%
Efficiency ratio (1)	58.03%	55.22%	57.64%

Adjusted Earnings Performance Summary (1)
Adjusted earnings available to common shareholders	$11,657	$19,793	$20,017
Adjusted diluted earnings per common share	$0.53	$0.89	$0.88
Adjusted return on average assets	0.72%	1.11%	1.15%
Adjusted return on average shareholders' equity	7.07%	11.42%	11.76%
Adjusted return on average tangible common equity	9.34%	16.51%	17.11%
Adjusted pre-tax, pre-provision earnings	$32,240	$35,898	$32,449
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.80%	1.67%

Market Data
Book value per share at period end	$31.67	$31.61	$30.08
Tangible book value per share at period end (1)	$23.44	$23.35	$21.87
Tangible book value per share excluding accumulated other comprehensive income at period end (1)	$27.23	$26.91	$25.39
Market price at period end	$25.13	$27.56	$21.42
Common shares outstanding at period end	21,485,231	21,551,402	22,111,454

Capital
Total capital to risk-weighted assets	13.68%	13.20%	12.46%
Tier 1 capital to risk-weighted assets	11.16%	10.91%	10.25%
Tier 1 common capital to risk-weighted assets	8.60%	8.40%	7.84%
Tier 1 leverage ratio	9.92%	9.71%	9.54%
Tangible common equity to tangible assets (1)	6.58%	6.55%	6.24%

Wealth Management
Trust assets under administration	$3,888,219	$3,733,355	$3,502,635
(1) Non-GAAP financial measures. Refer to pages 13 - 15 for a reconciliation to the comparable GAAP financial measures.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2024	2023	2023	2023	2023
Assets
Cash and cash equivalents	$167,316	$135,061	$132,132	$160,695	$138,310
Investment securities	1,044,900	920,396	839,344	887,003	821,005
Loans	5,958,462	6,131,079	6,280,883	6,367,344	6,354,271
Allowance for credit losses on loans	(78,057)	(68,502)	(66,669)	(64,950)	(62,067)
Total loans, net	5,880,405	6,062,577	6,214,214	6,302,394	6,292,204
Loans held for sale	5,043	3,811	6,089	5,632	2,747
Premises and equipment, net	81,831	82,814	82,741	81,006	80,582
Other real estate owned	8,920	9,112	480	202	6,729
Loan servicing rights, at lower of cost or fair value	19,577	20,253	20,933	21,611	1,117
Commercial FHA mortgage loan servicing rights held for sale	—	—	—	—	20,745
Goodwill	161,904	161,904	161,904	161,904	161,904
Other intangible assets, net	15,019	16,108	17,238	18,367	19,575
Company-owned life insurance	205,286	203,485	201,750	152,210	151,319
Other assets	241,608	251,347	292,460	243,697	233,937
Total assets	$7,831,809	$7,866,868	$7,969,285	$8,034,721	$7,930,174

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,212,382	$1,145,395	$1,154,515	$1,162,909	$1,215,758
Interest-bearing deposits	5,111,602	5,164,134	5,250,487	5,263,639	5,209,443
Total deposits	6,323,984	6,309,529	6,405,002	6,426,548	6,425,201
Short-term borrowings	214,446	34,865	17,998	21,783	31,173
FHLB advances and other borrowings	255,000	476,000	538,000	575,000	482,000
Subordinated debt	93,617	93,546	93,475	93,404	99,849
Trust preferred debentures	50,790	50,616	50,457	50,296	50,135
Other liabilities	102,966	110,459	106,743	90,869	66,173
Total liabilities	7,040,803	7,075,015	7,211,675	7,257,900	7,154,531
Total shareholders’ equity	791,006	791,853	757,610	776,821	775,643
Total liabilities and shareholders’ equity	$7,831,809	$7,866,868	$7,969,285	$8,034,721	$7,930,174

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except per share data)	2024	2023	2023
Net interest income:
Interest income	$101,675	$104,681	$95,539
Interest expense	45,755	46,604	35,035
Net interest income	55,920	58,077	60,504
Provision for credit losses on loans	14,000	6,950	3,135
Net interest income after provision for credit losses	41,920	51,127	57,369
Noninterest income:
Wealth management revenue	7,132	6,604	6,411
Service charges on deposit accounts	3,116	3,246	2,745
Interchange revenue	3,358	3,585	3,412
Residential mortgage banking revenue	527	451	405
Income on company-owned life insurance	1,801	1,753	876
Loss on sales of investment securities, net	—	(2,894)	(648)
Other income	5,253	7,768	2,578
Total noninterest income	21,187	20,513	15,779
Noninterest expense:
Salaries and employee benefits	24,102	24,031	24,243
Occupancy and equipment	4,142	3,934	4,443
Data processing	6,722	6,963	6,311
Professional services	2,255	2,072	1,760
Amortization of intangible assets	1,089	1,130	1,291
FDIC insurance	1,274	1,147	1,329
Other expense	5,283	5,211	5,105
Total noninterest expense	44,867	44,488	44,482
Income before income taxes	18,240	27,152	28,666
Income taxes	4,355	6,441	6,894
Net income	13,885	20,711	21,772
Preferred stock dividends	2,228	2,228	2,228
Net income available to common shareholders	$11,657	$18,483	$19,544

Basic earnings per common share	$0.53	$0.84	$0.86
Diluted earnings per common share	$0.53	$0.84	$0.86

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023
Income before income taxes - GAAP	$18,240	$27,152	$28,666
Adjustments to noninterest income:
Loss on sales of investment securities, net	—	2,894	648
(Gain) on sale of Visa B shares	—	(1,098)	—
Total adjustments to noninterest income	—	1,796	648
Adjusted earnings pre tax - non-GAAP	18,240	28,948	29,314
Adjusted earnings tax	4,355	6,927	7,069
Adjusted earnings - non-GAAP	13,885	22,021	22,245
Preferred stock dividends	2,228	2,228	2,228
Adjusted earnings available to common shareholders	$11,657	$19,793	$20,017
Adjusted diluted earnings per common share	$0.53	$0.89	$0.88
Adjusted return on average assets	0.72%	1.11%	1.15%
Adjusted return on average shareholders' equity	7.07%	11.42%	11.76%
Adjusted return on average tangible common equity	9.34%	16.51%	17.11%

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Adjusted earnings pre tax - non-GAAP	$18,240	$28,948	$29,314
Provision for credit losses	14,000	6,950	3,135
Adjusted pre-tax, pre-provision earnings - non-GAAP	$32,240	$35,898	$32,449
Adjusted pre-tax, pre-provision return on average assets	1.67%	1.80%	1.67%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Noninterest expense - GAAP	$44,867	$44,488	$44,482

Net interest income - GAAP	$55,920	$58,077	$60,504
Effect of tax-exempt income	215	183	244
Adjusted net interest income	56,135	58,260	60,748

Noninterest income - GAAP	21,187	20,513	15,779
Loss on sales of investment securities, net	—	2,894	648
(Gain) on sale of Visa B shares	—	(1,098)	—
Adjusted noninterest income	21,187	22,309	16,427

Adjusted total revenue	$77,322	$80,569	$77,175

Efficiency ratio	58.03%	55.22%	57.64%

Return on Average Tangible Common Equity (ROATCE)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2024	2023	2023
Net income available to common shareholders	$11,657	$18,483	$19,544

Average total shareholders' equity—GAAP	$789,906	$764,790	$767,186
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,525)	(16,644)	(20,184)
Average tangible common equity	$501,929	$475,694	$474,550
ROATCE	9.34%	15.41%	16.70%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2024	2023	2023	2023	2023
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$791,006	$791,853	$757,610	$776,821	$775,643
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible common equity	503,535	503,293	467,920	486,002	483,616

Less: Accumulated other comprehensive loss (AOCI)	(81,419)	(76,753)	(101,181)	(84,719)	(77,797)
Tangible common equity excluding AOCI	$584,954	$580,046	$569,101	$570,721	$561,413

Total Assets to Tangible Assets:
Total assets—GAAP	$7,831,809	$7,866,868	$7,969,285	$8,034,721	$7,930,174
Adjustments:
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(15,019)	(16,108)	(17,238)	(18,367)	(19,575)
Tangible assets	$7,654,886	$7,688,856	$7,790,143	$7,854,450	$7,748,695

Common Shares Outstanding	21,485,231	21,551,402	21,594,546	21,854,800	22,111,454

Tangible Common Equity to Tangible Assets	6.58%	6.55%	6.01%	6.19%	6.24%
Tangible Book Value Per Share	$23.44	$23.35	$21.67	$22.24	$21.87
Tangible Book Value Per Share, excluding AOCI	$27.23	$26.91	$26.35	$26.11	$25.39